SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          ______________


                            FORM 8-K

                          CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

                          ______________



            Date of Report (Date of earliest event reported):
                           January 4, 2001



                          CAMBEX CORPORATION
       (Exact name of registrant as specified in its charter)


Massachusetts	                O-6933             04-2442959
(State or other             (Commission        (IRS Employer
jurisdiction of             File Number)     Identification No.)
incorporation)




                             360 Second Avenue
                        Waltham, Massachusetts 02451
            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 890-6000

Item 4.  Changes in Registrant's Certifying Accountant

   On January 4, 2001, Cambex Corporation appointed the accounting firm of Sullivan Bille, P.C. as our new principal independent accountants for the year ended December 31, 2000 and dismissed our former principal independent accountants, Belanger & Company, P.C. ("Belanger"). One of our considerations in changing independent accountants was our desire to work with a larger, full service accounting firm. Our Board of Directors and its Audit Committee unanimously approved the change of principal independent accountants.

   For the fiscal years ended December 31, 1999 and 2000 and thereafter through January 4, 2001, there were no disagreements between Belanger and us on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Belanger, would have caused Belanger to make reference to the subject matter thereof in its reports. Since Belanger was retained on April 24, 1998 and thereafter through January 4, 2001, there was no occurrence of the kinds of events described in Item 304(a)(1)(iv) of Regulation S-B promulgated by the Securities and Exchange Commission. In addition, none of the reports issued by Belanger concerning our financial statements for the fiscal years ended 1999 and 2000 and thereafter through January 4, 2001 contain an adverse opinion or disclaimer of opinion. Such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph discussing a going concern uncertainty.

Item 7.  Financial Statements and Exhibits


(c) Exhibit.

16.1	Letter from Belanger & Company, P.C., dated
      January 10,2001, regarding its concurrence with the Company's disclosure in this Report.

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

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             CAMBEX CORPORATION
                             (Registrant)


Date: January 10, 2001       /s/ Joseph F. Kruy
                             Joseph F. Kruy
                             President and Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit                                           Sequential
Number      Description                          Page Number

16.1        Letter from Belanger & Company, P.C.,       5
            dated January 10, 2001.


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